Exhibit 99.1

Seven Hills Realty Trust Announces the Completion of Rights Offering

Newton, MA (December 10, 2025): Seven Hills Realty Trust (Nasdaq: SEVN) today announced the results of its fully backstopped transferable rights offering, which expired on December 4, 2025. The offering resulted in subscriptions for approximately 5,517,113 of SEVN’s common shares, or approximately 73.2% of the 7,532,861 common shares, offered at a subscription price of $8.65 per share.

As previously disclosed, SEVN and Tremont Realty Capital LLC, or Tremont, entered into a backstop agreement, pursuant to which Tremont agreed to exercise its pro rata primary subscription right in full and, upon the completion of the offering, to purchase the rest of all remaining common shares not otherwise subscribed for in the offering. As a result, Tremont will purchase 2,015,748 common shares for an aggregate purchase price of approximately $17.4 million.

UBS Investment Bank acted as the sole dealer manager in connection with the offering. The gross proceeds to be received by SEVN in the offering, including the backstop commitment, are expected to be approximately $65.2 million before certain expenses incurred by SEVN in connection with the offering.

The offering was made pursuant to SEVN’s existing effective shelf registration statement on Form S-3 (Reg. No. 333-290401) on file with the Securities and Exchange Commission (the “SEC”) and a prospectus supplement (and the accompanying base prospectus) filed with the SEC.

All common shares to be issued in the offering, including shares purchased by Tremont pursuant to the backstop agreement, are expected to be delivered to participants or their designees on or about December 11, 2025.

SEVN intends to use the proceeds from the offering to fund the continued growth of its business by expanding its loan portfolio and capitalizing on compelling, risk-adjusted opportunities in the current lending environment, consistent with its stated investment strategy.

About Seven Hills Realty Trust

Seven Hills Realty Trust (Nasdaq: SEVN) is a real estate investment trust, or REIT, that originates and invests in first mortgage loans secured by middle market transitional commercial real estate. SEVN is managed by Tremont Realty Capital, a wholly-owned subsidiary of The RMR Group, a leading U.S. alternative asset management company with approximately $39 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These statements may include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions. Forward-looking statements reflect SEVN’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SEVN’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: SEVN’s expectations regarding the offering, the planned timing and use of the proceeds from the offering; and the ability of SEVN to make additional investments, and the success thereof. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SEVN’s periodic filings with the Securities and Exchange Commission, or SEC. The information contained in SEVN’s filings with the SEC, including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause SEVN’s actual results to differ materially from those stated in or implied by SEVN’s forward-looking statements. SEVN’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, SEVN does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Matt Murphy, Manager, Investor Relations
(617) 796-8253
www.sevnreit.com

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